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American International Life Assurance Company of New York         EXHIBIT (e)(2)
80 Pine Street, NY, New York  10005

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PLEASE PRINT ALL ANSWERS                                                          Supplemental Application For Life Insurance
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  1. Proposed Last Name        First Name        Middle Initial             2. Date of Birth            3. Social Security Number
     Insured    _______________________________________________             _______________________     _________________________
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4.   Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

         Guaranteed Account                               _______%

         AllianceBernstein Variable Products Series Fund, Inc
         ----------------------------------------------------
         Alliance Bernstein Americas Government Income    _______%
         Alliance Bernstein Growth Portfolio              _______%
         Alliance Bernstein Growth & Income Portfolio _______% Alliance Bernstein Premier Growth Portfolio _______%
         Alliance Bernstein Quasar Portfolio              _______%

         American Century Variable Portfolios, Inc.
         ------------------------------------------
         VP Income & Growth Fund                          _______%
         VP International Fund                            _______%

         Credit Suisse Trust
         -------------------
         Emerging Growth Portfolio                        _______%
         Emerging Markets Portfolio                       _______%
         Global Post-Venture Capital Portfolio            _______%
         International Focus Portfolio                    _______%
         Large Cap Value Portfolio                        _______%
         Small Cap Growth Portfolio                       _______%

         Fidelity Variable Insurance Products Fund
         ------------------------------------------
         VIP Balanced Portfolio                           _______%
         VIP Contrafund Portfolio                         _______%
         VIP Index 500 Portfolio                          _______%

         Franklin Templeton Variable Insurance Products Trust
         ----------------------------------------------------
         Developing Markets Securities Fund - Class 2     _______%
         Foreign Securities Fund - Class 2                _______%
         Growth Securities Fund - Class 2                 _______%

         Goldman Sachs Asset Management L.P.
         -----------------------------------
         CORE U.S. Equity Fund                            _______%
         International Equity Fund                        _______%

         Morgan Stanley Universal Institutional Funds
         --------------------------------------------
         Core Plus Fixed Income Portfolio Class 1         _______%
         Emerging Markets Equity Portfolio Class 1        _______%
         High Yield Portfolio Class 1                     _______%
         Mid Cap Growth Portfolio Class 1                 _______%
         Money Market Portfolio Class 1                   _______%
         Technology Portfolio Class 1                     _______%
         U.S. Mid Cap Core Portfolio Class 1              _______%

         NeubergerBerman Advisers Management Trust
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         AMT Partners Portfolio                           _______%

         PIMCO Variable Insurance Trust
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         Long-Term U.S. Government Bond Portfolio         _______%
         Total Return Bond Portfolio                      _______%

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5.   Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Morgan
     Stanley Money Market Fund. If elected you must complete the Dollar Cost
     Averaging Plan Request Form.)                                                          YES         NO
                                                                                            [_]         [_]
6.    (a) Did the Owner receive current prospectuses?                                       [_]         [_]
      (b) Does the Owner understand that:
               The death benefit may increase or decrease depending on
               investment performance?                                                      [_]         [_]
               The cash value may increase or decrease depending on investment
               performance?                                                                 [_]         [_]
               The Certificate will lapse if the cash surrender value becomes
               insufficient to cover the total monthly deductions?                          [_]         [_]
      (c) Does the Owner believe that this Certificate will meet insurance
          needs and financial objectives?                                                   [_]         [_]
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7.   Suitability   What is the Owner's:   Approximate net worth ________________
                                          Income earned         ________________
                                          Income unearned       ________________
                                          Number of dependents  ________________
                                          Marginal tax bracket  ________________

Investment Objective(s)(check all that apply): Growth ________
Growth and Income _________ Income _________ Capital Appreciation ________ Speculation ________

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _____________________________, 20 ___   _____________________________
                                                  Signature of Owner

at _________________________, State of ________


_______________________________________________   _____________________________
Signature of Soliciting Agent                     Signature of Proposed Insured
                                                  if not Owner

24GVSUP997NY